Exhibit 10.13

INITIAL STOCKHOLDER FORFEITURE AGREEMENT

This Initial Stockholder Forfeiture Agreement (this “Agreement”) is entered into as of October 29, 2021, by and among Trident Acquisitions Corp., a Delaware corporation (the “TDAC”), AutoLotto, Inc., a Delaware corporation (the “Company”), and the TDAC’s initial stockholders named on the signature page hereto (the “Holders”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Holders currently collectively hold 5,031,250 shares of Trident Common Stock, which were purchased in a private placement prior to the consummation of TDAC’s initial public offering (the “Founder Shares”);

WHEREAS, the Holders currently collectively hold 1,150,000 units of TDAC, which were purchased in a private placement simultaneously with the consummation of TDAC’s initial public offering, each of which consists of one share of Trident Common Stock (the “Private Shares”) and one warrant (the “Private Warrants”) to purchase one share of Trident Common Stock at an exercise price of $11.50;

WHEREAS, the Founder Shares are currently held in escrow pursuant to the terms of that certain Stock Escrow Agreement, dated May 29, 2018, by and between TDAC, Continental Stock Transfer & Trust Company, LLC, a New York corporation (the “Escrow Agent”), and the Holders;

WHEREAS, on February 21, 2021, TDAC, Trident Merger Sub II Corp., a Delaware corporation and a direct, wholly-owned subsidiary of TDAC, and the Company entered into that certain Business Combination Agreement (the “Business Combination Agreement”); and

WHEREAS, the Holders and TDAC are entering into this Agreement as a material inducement for the Company to consummate the transactions contemplated by the Business Combination Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	In connection with and effective immediately prior to the Closing, the number of Founder Shares and Private Shares (collectively, the “Forfeited Shares”) set forth next to each Holder’s name on the signature page hereto shall be automatically (and with no further action by the Holders or TDAC) forfeited by such Holder and cancelled for no consideration (the “Share Forfeiture”) and the Forfeited Shares shall no longer be outstanding at such time and any certificates representing the Forfeited Shares shall be cancelled at such time. The aggregate number of Forfeited Shares shall be determined in accordance with Schedule A hereto. For the avoidance of doubt, in no event shall the aggregate number of Forfeited Shares be less than 561,932 or greater than 3,090,625.

2.	In connection with and effective immediately prior to the Closing, all of the Private Warrants shall be automatically (and with no further action by the Holders or TDAC) forfeited by the Holders and cancelled for no consideration (the “Warrant Forfeiture”) and all of the Private Warrants shall no longer be outstanding at such time and any certificates representing the Private Warrants shall be cancelled at such time.

3.	To effect the Share Forfeiture and the Warrant Forfeiture, in connection with and immediately prior to the Closing:

(a)	the Holders shall be automatically deemed to have irrevocably transferred and surrender the Forfeited Shares and the Private Warrants to TDAC for cancellation and in exchange for no consideration;

(b)	TDAC shall immediately retire, extinguish and cancel all of the Forfeited Shares and the Private Warrants and any certificates representing such Forfeited Shares and Private Warrants (and shall direct the Escrow Agent and TDAC’s transfer agent (or such other intermediaries as appropriate) to take any and all such actions incident thereto); and

(c)	each Holder and TDAC shall take such actions as are necessary or desirable to cause the Forfeited Shares and the Private Warrants to be retired and cancelled, after which the Forfeited Shares and the Private Warrants shall no longer be issued, outstanding, convertible, or exercisable, and the Holders and TDAC shall provide the Company with evidence that such retirement and cancellation has occurred.

4.	The Holders hereby represent and warrant to the Company, as of the date hereof and as of the Closing, that the Holders own, and hold of record, all of the Forfeited Shares and the Private Warrants, free and clear of all Liens and other obligations in respect of the Forfeited Shares and Private Warrants.

5.	No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each of the other parties hereto. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on TDAC, the Holders, the Company, and their respective heirs, legal representatives, successors and assigns.

6.	Each Holder that is not a natural person hereby represents and warrants that it is duly organized, validly existing and in good standing under the laws of its jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Holder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Holder. Each Holder that is an individual hereby represents and warrants that such Holder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Holder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Holder, enforceable against such Holder in accordance with the terms hereof.

6.	Any notice, consent, or request to be given in connection with any of the terms or provisions of this Agreement shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:.

If to the Holders:

c/o Trident Acquisitions Corp.

One Liberty Plaza,

165 Broadway St, 23rd Floor,

New York, NY 10006

Attention: Vadim Komissarov

E-mail: vkomissarov@tridentacquisitions.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: David J. Levine, Esq.

Email: dlevine@loeb.com

If to the Company:

AutoLotto, Inc.

20808 State Hwy 71 W, Unit B

Spicewood, TX, 78669

Attention: Tony DiMatteo

Email: tony@lottery.com

with a copy (which shall not constitute notice) to:

White& Case LLP

1221 Avenue of the Americas

New York, NY 10020-1095

Attention: Elliott M. Smith, Esq.

Email: elliott.smith@whitecase.com

7.	This Agreement shall immediately terminate, without any further action by the parties hereto, at such time, if at all, that the Business Combination Agreement is terminated in accordance with its terms.

8.	Section 8.1 (Amendment and Waiver), Section 8.5 (Severability), Section 8.7 (Entire Agreement), Section 8.8 (Counterparts; Electronic Delivery), and Section 8.9 (Governing Law; Waiver of Jury Trial; Jurisdiction) of the Business Combination Agreement are hereby incorporated into this Agreement, mutatis mutandis, as though set out in their entirety in this paragraph 8.

[Signature pages to follow]

In Witness Whereof, this Agreement has been duly executed and delivered by each Party as of the date first above written.

Trident Acquisitions Corp.

By:	/s/ Vadim Komissarov
Name:	Vadim Komissarov
Title:	Chief Executive Officer

AutoLotto, Inc.

By:	/s/ Matthew Allen Clemenson
Name:	Matthew Allen Clemenson
Title:	Chief Commercial Officer

Holders:

/s/ Vadim Komissarov
Vadim Komissarov
Forfeited Founder Shares: 9,087

/s/ Marat Rosenberg
Marat Rosenberg
Forfeited Founder Shares: 18,169

/s/ Victoria Tushishvili
Victoria Tushishvili
Forfeited Founder Shares: 1,022

/s/ Patimat Akhmedova
Patimat Akhmedova
Forfeited Founder Shares: 18,182

/s/ Timur Alasania
Timur Alasania
Forfeited Founder Shares: 1,364

/s/ Thomas Gallagher
Thomas Gallagher
Forfeited Founder Shares: 4,091

/s/ Dmitry Nekrasov
Dmitry Nekrasov
Forfeited Founder Shares: 4,091

/s/ Elksii Tymofiev
Elksii Tymofiev
Forfeited Founder Shares:

/s/ Edward S. Verona
Edward S. Verona
Forfeited Founder Shares: 4,545

Atidan Ventures LLC
Forfeited Founder Shares: 2,727

By:	/s/ Shlomo Nasser
Name:	Shlomo Nasser
Title:	Director

[TDAC__Signature Page to Forfeiture Agreement]

BGV Investments Limited
Forfeited Founder Shares: 183,636

By:	/s/ O. Naumyk
Name:	O. Naumyk
Title:	Director

Brandleader OU
Forfeited Founder Shares: 4,727

By:	/s/ Viktoriia Tushishvili
Name:	Viktoriia Tushishvili
Title:

Channingwick Limited
Forfeited Founder Shares: 90,909

By:	/s/ Thomas Gallagher
Name:	Thomas Gallagher
Title:

Eastpower OU
Forfeited Founder Shares: 69,078

By:	/s/ Ilya Ponomarev
Name:	Ilya Ponomarev
Title:	CEO

Fabiner Ltd
Forfeited Founder Shares: 1,364

By:	/s/ Marina Georgiou
Name:	Marina Georgiou
Title:	Director

Fivestar OU
Forfeited Founder Shares: 30,909

By:	/s/ Ilya Ponomarev
Name:	Ilya Ponomarev
Title:	CEO

Floco Ventures LLC
Forfeited Founder Shares: 18,182

By:	/s/ Kevin Nanke
Name:	Kevin Nanke
Title:	Manager

KN Consulting Inc.
Forfeited Founder Shares: 12,273

By:	/s/ Kevin Nanke
Name:	Kevin Nanke
Title:	President

Lake Street Fund LP
Forfeited Founder Shares: 10,000

By:	/s/ Howard Lu
Name:	Howard Lu
Title:	Managing Director

[TDAC__Signature Page to Forfeiture Agreement]

Mount Wilson Global Fund LP
Forfeited Founder Shares: 2,727

By:	/s/ Howard Lu
Name:	Howard Lu
Title:	Managing Director

Multilux OU
Forfeited Founder Shares: 37,273

By:	/s/ Viktoriia Tushishvili
Name:	Viktoriia Tushishvili
Title:

Noretor OU
Forfeited Founder Shares: 9,091

By:	/s/ Patimat Akhmedova
Name:	Patimat Akhmedova
Title:

Suncroft Company S.A
Forfeited Founder Shares: 5,305

By:	/s/ Christakis Komazis
Name:	Christakis Komazis
Title:	Director

Victoria Invest, LLC
Forfeited Founder Shares: 9,091

By:	/s/ Viktoriia Tushishvili
Name:	Viktoriia Tushishvili
Title:

Victoria Finance OU
Forfeited Founder Shares: 18,182

By:	/s/ Victoria Tushishvili
Name:	Victoria Tushishvili
Title:

[TDAC__Signature Page to Forfeiture Agreement]